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                                                                   EXHIBIT 10.14

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Agreement"), dated effective the 1st day of October 1997, is entered into by and among KLEIN, BURY AND ASSOCIATES, INC., a Florida corporation (the "Company"), MICHAEL KLEIN (the "Employee") and U.S. LEGAL SUPPORT, INC., a Texas corporation and parent corporation of the Company (formerly "Litigation Resources of America, Inc.") ("USLS"). The Company, Employee and the USLS may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company, Employee, and Litigation Resources of America, Inc. entered into that certain employment agreement ("Employment Agreement") dated January 17, 1997;

     WHEREAS, Litigation Resources of America, Inc. changed its name to "U.S. Legal Support, Inc." effective September 25, 1997;

     WHEREAS, the Employee has been the President of the Company under the Employment Agreement since January 17, 1997 and his knowledge of the affairs of the Company, particularly the court reporting business in Florida and nationwide, continue to be of great value to the Company and USLS;

     WHEREAS, in consideration of the services and knowledge of the Employee and in consideration of Employee's agreement to an increase in the scope of the covenant not to compete contained herein, the Company has agreed to increase the compensation of Employee hereunder.

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings hereinafter contained, the Parties hereby agree as follows:

     1. Section 4(a) of the Employment Agreement is hereby deleted in its entirety and substituted therefore is the following:

        "(a) a salary in the amount of One Hundred Seventy Five Thousand and No/100 Dollars ($175,000.00) per year effective as of the date hereof which shall be payable during the term of this Agreement in accordance with the payroll policies of the Company in effect from time to time (but in no event less frequently than monthly); and,"
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     2.   Drafting.  Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

     3. Employment Agreement. All other terms and conditions contained in the Employment Agreement shall remain in full force and effect except as otherwise specifically amended thereby.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:
                              KLEIN, BURY & ASSOCIATES, INC.,
                              a Florida corporation


                                 By:  /s/ Richard O. Looney
                                    ----------------------------------
                                    Richard O. Looney
                                    Chief Executive Officer

                              U.S. LEGAL SUPPORT, INC.,
                              a Texas corporation


                                 By:  /s/ Richard O. Looney
                                    ----------------------------------
                                    Richard O. Looney
                                    Chief Executive Officer

                              THE EMPLOYEE:


                                      /s/ Michael Klein
                              ----------------------------------------
                              Michael Klein


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